UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 17, 2025

Ondas Holdings Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-39761	47-2615102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Marina Park Drive, Suite 1410, Boston, MA 02210

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (888) 350-9994

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock par value $0.0001	ONDS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On November 17, 2025 (the “Closing Date”), Ondas Holdings Inc. (the “Company”) completed the previously announced acquisition of Sentry CS Ltd, a company organized under the laws of the State of Israel (“Sentry”), pursuant to the Share Purchase Agreement, dated as of November 3, 2025 (the “Agreement”), by and among the Company, Sentry, Sentry’s shareholders listed on Exhibit B thereto (the “Sentry Shareholders”), and Sagitta Holdco SARL, a private limited liability company organized under the laws of the Grand Duchy of Luxembourg, having its registered office at 15, Boulevard F.W. Raiffeisen, L-2411 Luxembourg, and registered with the Luxembourg Trade and Companies Register under number B268651, solely in its capacity as the representative, agent and attorney-in-fact of the Indemnifying Parties (as defined in the Agreement) (the “Shareholders’ Agent,” together with the Sentry Shareholders, the “Sellers”).

In accordance with the terms of the Agreement, the Company acquired 100% of the issued and outstanding share capital of Sentry, for an aggregate purchase price of $225,000,000, including (i) $125,000,000 in cash, of which $117,500,000 was paid at closing and the remaining $7,500,000, shall be paid so that an amount of $2,500,000 shall be paid on each of the (a) expiration of a 45-day period commencing at the closing of the Acquisition (the “Second Payment Date”), (b) expiration of a 60-day period commencing at the closing of the Acquisition (the “Third Payment Date”), and (c) expiration of a 120-day period commencing at the closing of the Acquisition (the “Fourth Payment Date”), and (ii) up to $100,000,000 of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), of which shares of Common Stock valued at approximately $29,400,000 (4,096,700 shares) were issued at closing (the “Shares”), and shares of Common Stock valued at up to $22,500,000 shall be issued on each of the Second Payment Date, the Third Payment Date and the Fourth Payment Date (collectively, the “Additional Stock Consideration”). The Company may choose, in its sole discretion, to pay any portion of the Additional Stock Consideration in cash.

Pursuant to the Agreement, the Sellers shall be subject to daily trading volume limitations, whereby all such Sellers may not sell, in the aggregate, any Common Stock issued to such Sellers pursuant to the Agreement on any trading market in any single trading day to the extent such sales would exceed ten percent (10%) of the average daily trading volume of such stock as reported on the principal trading market on which the Common Stock is listed, calculated based on the ten (10) consecutive trading days immediately preceding the relevant date of determination.

Also on November 17, 2025, the Company entered into a Registration Rights Agreement, dated November 17, 2025, by and among the Company and the Sellers (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company agreed to file with the Securities and Exchange Commission (the “SEC”) prospectus supplements pursuant to Rule 424(b)(7) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), providing for the resale by the Sellers of such issued Shares and Additional Stock Consideration, as applicable, subject to the trading limitation discussed above.

The foregoing description of the Acquisition, the Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by the full text of the Agreement and the Registration Rights Agreement, a copy of which are attached hereto as Exhibit 2.1 and Exhibit 10.1, and are incorporated herein by reference.

A copy of the opinion of Snell & Wilmer L.L.P. relating to the legality of the issuance of the Shares is attached as Exhibit 5.1 hereto.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure included in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference. The issuances of the Shares and the Additional Stock Consideration in Item 2.01 above is exempt from the registration requirements of the Securities Act of 1933, as amended, in accordance with Regulation S and Regulation D thereunder.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 71 days following the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

(b) Pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 71 days following the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

(d) Exhibits. The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit No.	Description
2.1*	Share Purchase Agreement, by and among the Company, Sentry CS Ltd, shareholders listed on Exhibit B thereto, and Sagitta Holdco SARL, solely in its capacity as the representative, agent and attorney-in-fact of the Indemnifying Parties (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 4, 2025).
5.1	Opinion of Snell & Wilmer L.L.P.
10.1*	Registration Rights Agreement, dated November 17, 2025, by and among the Company and the Sellers.
23.1	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and Exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2025	ONDAS HOLDINGS INC.

	By:	/s/ Eric A. Brock
Eric A. Brock
Chief Executive Officer

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